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                                                                     Exhibit 5.1

                          BROWN, WINICK, GRAVES, GROSS,
                       BASKERVILLE AND SCHOENEBAUM, P.L.C.

                                                         ATTORNEYS AT LAW
666 GRAND AVENUE, SUITE 2000   Richard W. Baskerville   Sean P. Moore           Brian P. Rickert          Patents and Trademarks
DES MOINES, IOWA 50309-2510    Bruce Graves             Nancy S. Boyd           Valerie D. Bandstra          G. Brian Pingel
                               Steven C. Schoenebaum    James L. Pray           Alexander M. Johnson         Camille L. Urban
                               Harold N. Schneebeck     Brenton D. Soderstrum   James S. Niblock
TELEPHONE: (515) 242-2400      Paul D. Hietbrink        Michael D. Treinen      Ann Holden Kendell
FACSIMILE: (515) 283-0231      William C. Brown         Scott L. Long           Rebecca A. Brommel
                               Richard K. Updegraff     Ronni F. Begleiter      Kelly K. Helwig
                               Paul E. Carey            Miranda L. Hughes       Mark E. Roth
URL: www.ialawyers.com         Douglas E. Gross         Kelly D. Hamborg        Tina R. Thompson
                               John D. Hunter           William E. Hanigan      Brian M. Green
                               James H. Gilliam         Mary A. Ericson         Dustin D. Smith               Of Counsel:
                               Robert D. Andeweg        Barbara B. Burnett      Adam W. Jones                 Marvin Winick
Offices in:                    Alice Eastman Helle      Michael J. Green        Catherine C. Cownie
   West Des Moines, Iowa       Michael R. Blaser        Michael A. Dee          Erick D. Prohs
   Pella, Iowa                 Thomas D. Johnson        Danielle Dixon Smid     Laura N. Martino
                               Christopher R. Sackett   Deborah J. Schmudlach   Amy R. Piepmeier       Walter R. Brown (1921-2000)

                                                                                                         WRITER'S DIRECT DIAL NO.
                                                                                                              (515) 242-2459
                                                                                                         WRITER'S E-MAIL ADDRESS
                                                                                                          bandstra@ialawyers.com

                                 March 21, 2005

Board of Directors
Siouxland Ethanol, LLC
110 East Elk Street
Jackson, NE 68743

Re: 2005 Registration Statement on Form SB-2

Dear Directors:

In connection with the proposed offer and sale of up to 4,600 units of the membership interests (the "Membership Units") of Siouxland Ethanol, LLC (the "Company"), we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:

     1.   The Company's Articles of Organization;

     2.   The Company's Amended and Restated Operating Agreement;

     3. The Company's resolutions of the Board of Directors authorizing the issuance of units; and

     4. The Company's Registration Statement, as filed by Siouxland Ethanol, LLC with the United States Securities and Exchange Commission on March 21, 2005.

In rendering our opinions, with the consent of the Company, we have relied upon:
(i) the representations of the Company and other representatives as set forth in the aforementioned documents as to those factual matters that we were unable to ascertain ourselves; and (ii) certificates and assurances from public officials as we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents or in such certificates, and we have relied upon such information and representations in expressing our opinions.

We have assumed in rendering these opinions that no person or party has taken any action

March 21, 2005
Page 2


inconsistent with the terms of the above-described documents or prohibited by law. We have confirmed that no attorney in this office who has provided legal services within the past six months has notice or knowledge of any misstatements or inaccuracies in the representations upon which we have relied.

The opinions expressed herein shall be effective only as of the date of this opinion letter. The opinions set forth herein are based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.

Based on our examination and inquiry, we are of the opinion that, the Membership Units will be validly issued, duly authorized, fully paid, and non-assessable when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), provided that the Registration Statement is effective.

                                        Very truly yours,


                                        Bill Hanigan

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